AXA PREMIER VIP TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period January 1, 2014 - June 30, 2014

  Underwriter    Commission,
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter
Multimanager Core Bond Portfolio - Blackrock 01/06/14 Goldman, Sachs & Co. $47,750,000 $500,000,000 $99.86 0.875% FedEx Corporation  (2034) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 01/06/14 Morgan Stanley & Co. LLC $75,945,000 $750,000,000 $99.83 0.875% FedEx Corporation  (2044) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 01/15/14 Merrill Lynch, Pierce, Fenner & Smith Incorporated $201,700,000 $2,000,000,000 $99.78 0.875% Bank of America Corporation (2044) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 01/28/14 Goldman, Sachs & Co. $300,000,000 $2,500,000,000 $99.68 0.350% The Goldman Sachs Group, Inc.  (2019) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 02/19/14 BNP Paribas Securities Corp. $110,000,000 $1,200,000,000 $99.43 0.450% Comcast Corporation. (2024) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 02/26/14 Goldman, Sachs & Co. $150,000,000 $3,000,000,000 $99.70 0.450% Goldman Sachs Group Inc. (2024) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 03/04/14 J.P. Morgan Securities LLC $20,000,000 $500,000,000 $99.67 0.450% Burlington Northern Santa Fe LLC (2024) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 03/12/14 Deutsche Bank Securities Inc. $37,715,000 $600,000,000 $98.93 0.875% CenterPoint Energy Houston Electric, LLC (2044) PNC Capital Markets LLC

Multimanager Small Cap Growth Portfolio - Morgan Stanley 03/14/14 Goldman, Sachs & Co. $14,400,000 $177,600,000 $16.00 7.000% Castlight Health Inc. Morgan Stanley & Co. LLC

Multimanager Small Cap Growth Portfolio - Morgan Stanley 03/21/14 J.P. Morgan Securities LLC $31,500,000 $236,250,000 $45.00 4.500% Criteo S.A. Morgan Stanley & Co. LLC

Multimanager Core Bond Portfolio - Blackrock 03/26/14 Citigroup Global Markets Inc. $25,000,000 $500,000,000 $99.62 0.370% MasterCard Incorporated  (2019) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 03/26/14 Citigroup Global Markets Inc. $100,000,000 $1,000,000,000 $99.57 0.525% MasterCard Incorporated  (2024) PNC Capital Markets LLC

Multimanager Small Cap Growth Portfolio - Morgan Stanley 04/03/14 Goldman, Sachs & Co. $8,550,000 $115,900,000 $19.00 7.00% Opower Inc. Morgan Stanley & Co. LLC

Multimanager Small Cap Growth Portfolio - Morgan Stanley 04/04/14 Citigroup Global Markets Inc. $15,600,000 $192,545,964 $26.00 7.00% GrubHub Inc. Morgan Stanley & Co. LLC

Multimanager Core Bond Portfolio - Blackrock 05/01/14 RBS Securities Inc. $100,000,000 $400,000,000 $99.77 0.500% Ryder Systems, Inc. (2019) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 05/06/14 Goldman, Sachs & Co. $60,555,000 $1,000,000,000 $99.66 0.650% Celgene Corporation (2024) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - Blackrock 05/19/14 Merrill Lynch, Pierce, Fenner & SMI $58,250,000 $600,000,000 $99.89 0.400% Amerisourcebergen Corporation (2017) PNC Capital Markets LLC